UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2024
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) On January 8, 2024, the Board of Directors ("Board") of Crown Castle Inc. ("Company") appointed Jason Genrich and Sunit Patel to the Board, effective immediately, to serve until the Company's 2024 annual meeting of stockholders. Mr. Genrich has been appointed to the recently formed Fiber Review Committee and the Chief Executive Officer Search Committee, effective immediately. Mr. Patel has been appointed to the Fiber Review Committee, effective immediately, and is expected to be appointed to the Audit Committee.

There is no arrangement or understanding between either appointee and any other person pursuant to which such appointee was selected as a director, other than with respect to the letter agreement entered into among the Company, Elliott Investment Management L.P. ("EIM"), Elliott Associates, L.P. and Elliott International, L.P. on December 19, 2023, the terms and provisions of which are described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on December 20, 2023, which description is incorporated herein by reference. There are no related party transactions involving either Mr. Genrich or Mr. Patel that are reportable under Item 404(a) of Regulation S-K. Both Mr. Genrich and Mr. Patel will participate in the Company’s non-employee director compensation arrangement (as described in the Company's proxy statement on Schedule 14A filed with the SEC on April 3, 2023), as may be amended from time to time.

Mr. Genrich is a Senior Portfolio Manager at EIM and brings to the Board financial, operational and fiber expertise. Mr. Genrich currently serves on the boards of directors of Cloud Software Group (formerly Citrix Systems, Inc. and TIBCO Software Inc., each formerly a public company), GoTo Group, Inc. (formerly LogMeIn, Inc.) and Travelport Worldwide Ltd, each a private company, and served on the board of directors of Switch, Inc. from 2021 until it was taken private in 2022.

Mr. Patel currently serves as Chief Financial Officer ("CFO") of Ibotta Inc. and has more than 25 years of executive leadership experience, including having served as the former Executive Vice President ("EVP") and CFO at CenturyLink, Inc. (now, Lumen Technologies, Inc.), a public communications company, and as the former EVP, Merger and Integration at T-Mobile USA Inc. Mr. Patel also currently serves on the board of directors of Cirion Technologies, a private company and digital infrastructure and technology provider.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: January 8, 2024